Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of CU Bancorp, a corporation organized under the laws of the State of California (the “Corporation”), hereby constitutes and appoints Anita Y. Wolman, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, no par value per share, to be issued in connection with the acquisition of Premier Commercial Bancorp, a California corporation (“PC Bancorp”) in accordance with the terms of an Agreement and Plan of Merger dated as of December 8, 2011, between the Corporation, California United Bank, PC Bancorp and Premier Commercial Bank, granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of March 22, 2012.

Signature	Title

/s/ Roberto E. Barragan Roberto E. Barragan	Director

/s/ Kenneth L. Bernstein Kenneth L. Bernstein	Director

/s/ Robert C. Bills Robert C. Bills	Director

/s/ Stephen G. Carpenter Stephen G. Carpenter	Vice Chairman of the Board

/s/ Ronald W. Jones Ronald W. Jones	Director

/s/ David I. Rainer David I. Rainer	Chairman, President, and Chief Executive Officer

/s/ Roy F. Salter Roy F. Salter	Director

/s/ Daniel F. Selleck Daniel F. Selleck	Vice Chairman of the Board

/s/ Lester M. Sussman Lester M. Sussman	Director

/s/ Charles H. Sweetman Charles H. Sweetman	Director

/s/ Anne A. Williams Anne A. Williams	Chief Operating Officer, Chief Credit Officer and Director

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